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                                                                   EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of COMSAT Corporation on Form S-3 of our report dated February 10, 1995, appearing in the Annual Report on Form 10-K of COMSAT Corporation for the year ended December 31, 1994 and to the references to us under the headings "Summary Financial Information of COMSAT" and "Experts" in the Prospectuses, which are part of this Registration Statement.

Deloitte & Touche LLP

/s/ Deloitte & Touche LLP

Washington, D.C.
June 2, 1995